Exhibit 23.3

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the following Registration Statements:

(1) Registration Statement (Form S-8 No. 333-123308)
(2) Registration Statement (Form S-8 No. 33-96226)
(3) Registration Statement (Form S-8 No. 333-67849)
(4) Registration Statement (Form S-8 No. 333-176317)
(5) Registration Statement (Form S-8 No. 333-197782)

of our report dated May 23, 2016 with respect to the consolidated financial statements of NEC Tokin Corporation and subsidiaries, included in this Annual Report (Form 10-K) of KEMET Corporation and subsidiaries for the year ended March 31, 2016.

/S/ Ernst & Young ShinNihon LLC

Tokyo, Japan

May 23, 2016